[LETTERHEAD OF MATHEWS, COLLINS, SHEPHERD & GOULD, P.A.]




                                January 18, 2000


JOSEPH DAY, JR., SENIOR VICE PRESIDENT
OF PLANNING AND BUSINESS DEVELOPMENT
CELGENE CORPORATION
7 POWDER HORN DRIVE
WARREN, NJ 07059


     RE: S-3 REGISTRATION STATEMENT

Dear Joe:

    This will confirm that Mathews, Collins, Shepherd & Gould, P.A. hereby consents to the use of our name in Celgene's current S-3 Registration Statement.


                                       Very truly yours,

                                       Mathews, Collilns, Shepherd & Gould, P.A.

                                       /s/ Bruce M. Collins
                                       ----------------------
                                           Bruce M. Collins

BMC:ds